AMENDMENT NO. 2 TO SALES AND PURCHASE AGREEMENT

THIS AMENDMENT NO. 2 TO SALES AND PURCHASE AGREEMENT (this "Agreement") is made as of November 5, 2015 (the "Effective Date") between LMS Shipmanagement, Inc. a Louisiana corporation, with an address at RSA Battle House Tower Office Building, 11 North Water Street,  Suite  18290, Mobile, AL 36602 ("LMS"), and Triton Emission Solutions Inc. (formerly Poly Shield Technologies Inc.), a Delaware corporation, with an address at 151 San Francisco Street, Suite 201, San Juan, Puerto Rico 00901  ("TES").

WHEREAS LMS and TES are parties to that Sales and Purchase Agreement made as of July 18, 2013 (the "Sales Agreement") regarding the sale and purchase of certain DSOX-15 Scrubbers and Exhaust Scrubbers, as those terms are defined in the Sales Agreement; and

WHEREAS  LMS and TES wish to amend the terms of the Sales Agreement as set forth herein,

NOW THEREFORE THIS AGREEMENT WITNESSES THAT for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto mutually covenant and agree as follows:

1.

Unless otherwise specifically defined in this Agreement, capitalized terms used herein and in the recitals hereto shall have the meanings set forth in the Sales Agreement.

2.

All references to "Poly Shield Technologies Inc." and "PST" wherever appearing in the Sales Agreement, shall be deemed to have been deleted and replaced with "Triton Emission Solutions Inc." and "TES", respectively.

3.

Section 2.g. of the Sales Agreement shall be deleted in its entirety and replaced with the following:

"g. LMS shall have the option to purchase up to forty (40) additional DSOX-20 Scrubbers for the purchase price, and upon the payment terms, for each DSOX-20 Scrubber as specified in the Confidential Price Summary. Such option shall .remain available to LMS until ninety (90) days following the date of Certification of the DSOX-20 Scrubbers for the Vessels, but in no event later than December 31, 2016. This option to purchase shall be exercised in accordance with the Option Terms as provided in Article 5 of this Agreement. LMS shall designate a vessel for each DSOX-20 Scrubber at the lime such option is exercised. Each DSOX-20 Scrubber shall be used on each such vessel for such vessel's fuel requirements and for no other use or application."

4.

Section 5.1.a. of the Sales Agreement shall be deleted in its entirety and replaced with the following:

"a. Upon Certification. Prior to ninety (90) days following the date of Certification, but in no event later than December 31, 2016 (the "Option Period"), LMS may enter into a separate purchase agreement, as described herein, for the purchase of additional DSOX-20  Scrubbers. The option shall be deemed to be waived, null, and void upon failure to enter into such purchase agreement for additional DSOX-20 Scrubbers within the Option Period. The Option Period, and any option term, may only be extended by mutual written agreement of the Parties."

5.

Section 5.2.a. of the Sales Agreement shall be deleted in its entirety and replaced with the following:

"a. If LMS has the option to purchase one or more Exhaust Scrubbers as provided in Article 2.i. of this Agreement,  LMS shall have the  right to purchase such Exhaust Scrubber(s)  until ninety  (90) days  following the  expiration  of  the  six  (6)  months from  the  date  installation  is  completed  on  the Vessels and Certification is not obtained,  but in no event  later  than  December  31,  2016  ("Exhaust Scrubber Option Period").

6.

Notices addressed  to TES shall  be addressed to TES at the  address  set forth below or such other address as TES  may designate and provide notice of in writing from time to time in accordance with the Sales Agreement:

Attn:Anders Aasen, CEO Triton Emission Solutions Inc.

151 San Francisco Street, Suite 201

San Juan, Puerto Rico

7.

Except as modified by this Agreement, the Sales Agreement shall remain in full force and effect in accordance with its terms, and are hereby ratified and confirmed in all respect by LMS and TES.

8.

This Agreement may be executed In two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterpart have been signed by each party hereto and delivered to the other parties.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed and delivered as of the  day and year  first written above.

LMS SHIPMANAGEMENT, INC	TRITON EMISSION SOLUTIONS INC.
by its authorized authority	by its authorized authority

/s/ Peter Johnsten	/s/ Anders Aasen
Name: Peter M. Johnsten	Name: Anders Aasen
Title: Executive Vice President	Title: Chief Executive Officer